Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6108 Fax 913 696 6116 News Release

YRC Worldwide Reports Third Quarter 2019 Results

OVERLAND PARK, Kan., October 31, 2019 — YRC Worldwide Inc. (NASDAQ: YRCW) reported consolidated operating revenue for third quarter 2019 of $1.257 billion and consolidated operating income of $23.8 million, which included a $1.0 million net loss on property disposals. As a comparison, for the third quarter 2018, the Company’s results included operating revenue of $1.304 billion and consolidated operating income of $41.2 million, which included a $1.9 million net loss on property disposals.

Net loss for third quarter 2019 was $16.0 million, or $0.48 per share, compared to net income of $2.9 million, or $0.09 per share, in third quarter 2018. This was impacted by an $11.2 million loss on extinguishment of debt associated with a refinancing of the term loan agreement, which resulted in a negative impact of $0.34 cents per share for the third quarter 2019.

“In September, we announced the completion of the refinancing of our term loan, a critical next step in our multi-year strategy. We continue to increase our efforts with two of our five key strategic initiatives now complete,” said Darren Hawkins, Chief Executive Officer of YRC Worldwide Inc.

The key components of our multi-year strategic roadmap are:

•	Labor contract ratification, along with implementation of operational efficiencies to achieve service excellence

•	Capital structure improvement

•	Network optimization

•	Customer growth/engagement initiatives

•	Capital investment in equipment and technology

During the quarter and up through this earnings announcement, the Company has commenced implementation of key initiatives that support our strategic plan:

•	Completed the consolidation of our New Penn corporate office to scale processes

•	Completed a refinancing of our term loan

•	Network optimization plans to consolidate service centers, with 12 completed so far and a total of approximately 25 service centers expected to be completed by end of 2019

“We are prioritizing our network optimization initiatives to bolster our longer-term profitability for the Company,” said Hawkins. “With the focus on greater efficiencies, we completed the consolidation of the New Penn corporate offices, as well as the consolidation of 12 service center facilities. The cost savings from lease terminations, sale of properties as well as more efficient asset utilization also contribute to our increased profitability of our best-in-class brands.”

“We have recently deployed a new operations field structure to ensure better customer service and increase operational efficiencies. Our team remains focused on building density in the areas we service, while enhancing the customer experience and value proposition, and ensuring greater efficiency with our equipment, our facilities and our resources.”

“I’m proud of our YRC Freight team for posting the best third quarter operating income in over 10 years. By utilizing some of the operational efficiencies we now have in place from our labor agreement through the addition of box trucks, reduction of local purchase transportation as well as other cost control initiatives, we were able to expand operating margin despite sluggish volumes,” concluded Hawkins.

Financial Highlights

•	In third quarter 2019, net loss was $16.0 million compared to net income of $2.9 million in third quarter 2018.

•

On a non-GAAP basis, the Company generated consolidated Adjusted EBITDA of $65.9 million in third quarter 2019, a decrease of $18.3 million compared to $84.2 million for the same period in 2018 (as detailed in the reconciliation below). Last twelve month (LTM) consolidated Adjusted EBITDA was $240.8 million compared to $288.8 million a year ago.

•

Investment in the business continued with $40.9 million in capital expenditures and new operating leases for revenue equipment with a capital value equivalent of $35.3 million, for a total of $76.2 million, which is equal to 6.1% of operating revenue for third quarter 2019. The majority of the investment was in tractors, trailers and technology.

Operational Highlights

•

The consolidated operating ratio for the third quarter 2019 was 98.1 compared to 96.8 in third quarter 2018. The operating ratio at YRC Freight was 96.1 compared to 97.0 for the same period in 2018. The Regional segment’s third quarter 2019 operating ratio was 100.9 compared to 96.2 a year ago.

•

At YRC Freight, third quarter 2019 less-than-truckload (LTL) revenue per hundredweight, including fuel surcharge, increased 1.7% and LTL revenue per shipment increased 1.2% when compared to the same period in 2018. Excluding fuel surcharge, LTL revenue per hundredweight increased 2.8% and LTL revenue per shipment increased 2.3%.

•

At the Regional segment, third quarter 2019 LTL revenue per hundredweight, including fuel surcharge, decreased 0.8% and LTL revenue per shipment decreased 0.4% when compared to the same period in 2018. Excluding fuel surcharge, LTL revenue per hundredweight was flat and LTL revenue per shipment increased 0.3%.

•	Third quarter 2019 LTL tonnage per day decreased 4.0% at YRC Freight and decreased 3.6% at the Regional segment compared to third quarter 2018.

•	Total shipments per day for the third quarter 2019 declined 3.5% at YRC Freight and 3.9% at the Regional segment.

Liquidity Update

•	At September 30, 2019, the Company’s outstanding debt was $906.3 million, an increase of $41.3 million compared to $865.0 million as of June 30, 2019.

•

The Company completed a refinancing of its term loan in September, which provides for additional liquidity, less restrictive financial covenants, a lower interest rate, and extends the maturity of the facility to June 2024. The new term loan agreement eliminates annual principal amortization, and permits reinvestment of the first $40.0 million in net cash proceeds earned from the sale of certain owned properties.

•

The Company’s available liquidity, which is comprised of cash and cash equivalents and Managed Accessibility (as detailed in the supplemental information provided below) under its ABL facility totaled $150.1 million compared to $225.2 million as of September 30, 2018, a decrease of $75.1 million.

•	For the nine months ended September 30, 2019, cash provided by operating activities was $13.4 million compared to $157.9 million for the nine months ended September 30, 2018.

Key Segment Information – Third quarter 2019 compared to third quarter 2018

YRC Freight	2019	2018	Percent Change(a)
Workdays	63.5	63.0
Operating revenue (in millions)	$803.2	$822.1	(2.3)%
Operating income (in millions)	$31.6	$24.7	28.0%
Operating ratio	96.1	97.0	0.9	pp
LTL tonnage per day (in thousands)	19.36	20.17	(4.0)%
LTL shipments per day (in thousands)	38.49	39.88	(3.5)%
LTL picked up revenue per hundredweight incl FSC	$30.10	$29.61	1.7%
LTL picked up revenue per hundredweight excl FSC	$26.59	$25.87	2.8%
LTL picked up revenue per shipment incl FSC	$303	$299	1.2%
LTL picked up revenue per shipment excl FSC	$268	$262	2.3%
LTL weight/shipment (in pounds)	1,006	1,011	(0.5)%
Total tonnage per day (in thousands)	24.75	24.46	1.2%
Total shipments per day (in thousands)	39.10	40.43	(3.3)%
Total picked up revenue per hundredweight incl FSC	$25.29	$26.11	(3.2)%
Total picked up revenue per hundredweight excl FSC	$22.41	$22.85	(1.9)%
Total picked up revenue per shipment incl FSC	$320	$316	1.3%
Total picked up revenue per shipment excl FSC	$284	$277	2.6%
Total weight/shipment (in pounds)	1,266	1,210	4.6%

Regional Transportation	2019	2018	Percent Change(a)
Workdays	62.5	63.0
Operating revenue (in millions)	$453.6	$481.5	(5.8)%
Operating income (loss) (in millions)	$(4.1)	$18.4	NM
Operating ratio	100.9	96.2	4.7	pp
LTL tonnage per day (in thousands)	23.12	23.98	(3.6)%
LTL shipments per day (in thousands)	36.86	38.36	(3.9)%
LTL picked up revenue per hundredweight incl FSC	$14.57	$14.68	(0.8)%
LTL picked up revenue per hundredweight excl FSC	$12.89	$12.89	0.0%
LTL picked up revenue per shipment incl FSC	$183	$184	(0.4)%
LTL picked up revenue per shipment excl FSC	$162	$161	0.3%
LTL weight/shipment (in pounds)	1,254	1,250	0.3%
Total tonnage per day (in thousands)	28.30	30.01	(5.7)%
Total shipments per day (in thousands)	37.61	39.22	(4.1)%
Total picked up revenue per hundredweight incl FSC	$12.81	$12.73	0.6%
Total picked up revenue per hundredweight excl FSC	$11.34	$11.19	1.4%
Total picked up revenue per shipment incl FSC	$193	$195	(1.0)%
Total picked up revenue per shipment excl FSC	$171	$171	(0.3)%
Total weight/shipment (in pounds)	1,505	1,530	(1.7)%

(a)	Percent change based on unrounded figures and not the rounded figures presented

Review of Financial Results

YRC Worldwide Inc. will host a conference call with the investment community today, Thursday October 31, 2019, beginning at 8:30 a.m. ET.

A live audio webcast of the conference call and presentation slides will be available on YRC Worldwide Inc.’s website www.yrcw.com. A replay of the webcast will also be available at www.yrcw.com.

Non-GAAP Financial Measures

EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense. Adjusted EBITDA is: a non-GAAP measure that reflects EBITDA, and further adjusts for letter of credit fees, equity-based compensation expense, net gains or losses on property disposals, restructuring charges, transaction costs related to issuances of debt, non-recurring consulting fees, non-cash impairment charges and the gains or losses from permitted dispositions, discontinued operations, and certain non-cash expenses, charges and losses (provided that if any of such non-cash expenses, charges or losses represents an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period will be subtracted from Consolidated EBITDA in such future period to the extent paid). EBITDA and Adjusted EBITDA are used for internal management purposes as a financial measure that reflects the company’s core operating performance. In addition, management uses Adjusted EBITDA to measure compliance with financial covenants in our credit facilities and to determine certain management and employee bonus compensation. We believe our presentation of EBITDA and Adjusted EBITDA is useful to investors and other users as these measures represent key supplemental information our management uses to compare and evaluate our core underlying business results both on a consolidated basis and across our business segments, particularly in light of our leverage position and the capital-intensive nature of our business. Further, EBITDA is a measure that is commonly used by other companies in our industry and provides a comparison for investors to evaluate the performance of the companies in the industry. Additionally, Adjusted EBITDA helps investors to understand how the company is tracking against our financial covenant in our term loan credit agreement. However, these financial measures should not be construed as better measurements than net income, as defined by generally accepted accounting principles (GAAP).

EBITDA and Adjusted EBITDA have the following limitations:

•	EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or fund principal payments on our outstanding debt;

•

Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or fund principal payments on our outstanding debt, letter of credit expenses, restructuring charges, transaction costs related to debt, certain non-cash charges, losses and expenses, or nonrecurring consulting fees, among other items;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•

Equity-based compensation is an element of our long-term incentive compensation program, although Adjusted EBITDA excludes employee equity-based compensation expense when presenting our ongoing operating performance for a particular period;

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, our non-GAAP measures should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using our non-GAAP measures as secondary measures. The company has provided reconciliations of its non-GAAP measures to GAAP net income (loss) and operating income (loss) within the supplemental financial information in this release.

*    *    *    *    *

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “could,” “would,” “should,” “may,” “project,” “forecast,” “propose,” “plan,” “designed,” “enable,” and similar expressions which speak only as of the date the statement was made are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain, are based upon current beliefs, assumptions and expectations of Company management and current market conditions, and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of factors, including (without limitation) general economic factors; customer demand in the retail and manufacturing sectors; business risks and increasing costs associated with the transportation industry, including increasing equipment, operational and technology costs and disruption from natural disasters; competition and competitive pressure on pricing; the risk of labor disruptions or stoppages, if our relationship with our employees and unions were to deteriorate; increasing pension expense and funding obligations, subject to interest rate volatility; increasing costs relating to our self-insurance claims expenses; our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures; our ability to comply and the cost of compliance with, or liability resulting from violation of, federal, state, local and foreign laws and regulations, including (without limitation) labor laws and laws and regulations regarding the environment; impediments to our operations and business resulting from anti-terrorism measures; the impact of claims and litigation expense to which we are or may become exposed; failure to realize the expected benefits and costs savings from our performance and operational improvement initiatives; our ability to attract and retain qualified drivers and increasing costs of driver compensation; a significant privacy breach or IT system disruption; risks of operating in foreign countries; our dependence on key employees; seasonality; shortages of fuel and changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility; our ability to generate sufficient liquidity to satisfy our cash needs and future cash commitments, including (without limitation) our obligations related to our indebtedness and lease and pension funding requirements, and our ability to achieve increased cash flows through improvement in operations; limitations on our operations, our financing opportunities, potential strategic transactions, acquisitions or dispositions resulting from restrictive covenants in the documents governing our existing and future indebtedness; our failure to comply with the covenants in the documents governing our existing and future indebtedness; fluctuations in the price of our common stock; dilution from future issuances of our common stock; our intention not to pay dividends on our common stock; that we have the ability to issue preferred stock that may adversely affect the rights of holders of our common stock; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

*    *    *    *    *

About YRC Worldwide

YRC Worldwide Inc., headquartered in Overland Park, Kan., is the holding company for a portfolio of less-than-truckload (LTL) companies including Holland, New Penn, Reddaway, and YRC Freight, as well as the logistics company HNRY Logistics. Collectively, YRC Worldwide companies have one of the largest, most comprehensive logistics and LTL networks in North America with local, regional, national and international capabilities. Through their teams of experienced service professionals, YRC Worldwide companies offer industry-leading expertise in flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence.

Please visit our website at www.yrcw.com for more information.

Investor Contact:	Eric Birge
913-696-6108
investor@yrcw.com

Media Contact:	Mike Kelley
913-696-6121
mike.kelley@yrcw.com

SOURCE: YRC Worldwide

CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in millions except share and per share data)

	September 30,	December 31,
	2019	2018
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$121.3	$227.6
Restricted amounts held in escrow	—	—
Accounts receivable, net	514.3	470.3
Prepaid expenses and other	44.3	58.7

Total current assets	679.9	756.6

PROPERTY AND EQUIPMENT:
Cost	2,769.9	2,765.9
Less - accumulated depreciation	(1,987.5)	(1,969.8)

Net property and equipment	782.4	796.1

Operating lease right-of-use assets	400.4	—
Other assets	54.4	64.4

Total assets	$1,917.1	$1,617.1

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$176.5	$178.0
Wages, vacations, and employee benefits	230.0	223.6
Current operating lease liabilities	116.1	—
Other current and accrued liabilities	173.0	170.1
Current maturities of long-term debt	4.3	20.7

Total current liabilities	699.9	592.4

OTHER LIABILITIES:
Long-term debt, less current portion	860.7	854.2
Deferred income taxes, net	0.2	1.8
Pension and postretirement	189.2	202.9
Operating lease liabilities	267.1	—
Claims and other liabilities	280.7	271.3
Commitments and contingencies

SHAREHOLDERS’ DEFICIT:
Preferred stock, $1 par value per share	—	—
Common stock, $0.01 par value per share	0.3	0.3
Capital surplus	2,332.0	2,327.6
Accumulated deficit	(2,297.1)	(2,208.4)
Accumulated other comprehensive loss	(323.2)	(332.3)
Treasury stock, at cost (410 shares)	(92.7)	(92.7)

Total shareholders’ deficit	(380.7)	(305.5)

Total liabilities and shareholders’ deficit	$1,917.1	$1,617.1

STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (LOSS)

YRC Worldwide Inc. and Subsidiaries

For the Three and Nine Months Ended September 30

(Amounts in millions except per share data, shares in thousands)

(Unaudited)

	Three Months		Nine Months
	2019	2018	2019	2018
OPERATING REVENUE	$1,256.8	$1,303.6	$3,711.7	$3,844.6

OPERATING EXPENSES:
Salaries, wages and employee benefits	756.2	743.0	2,256.7	2,228.7
Fuel, operating expenses and supplies	218.9	233.6	683.1	705.8
Purchased transportation	160.7	183.4	465.0	516.0
Depreciation and amortization	37.2	34.9	115.7	110.2
Other operating expenses	59.0	65.6	180.2	188.8
(Gains) losses on property disposals, net	1.0	1.9	(3.6)	7.3
Impairment charges	—	—	8.2	—

Total operating expenses	1,233.0	1,262.4	3,705.3	3,756.8

OPERATING INCOME	23.8	41.2	6.4	87.8

NONOPERATING EXPENSES:
Interest expense	27.9	26.6	83.1	77.7
Loss on extinguishment of debt	11.2	—	11.2	—
Non-union pension and postretirement benefits	2.0	6.9	2.8	6.0
Other, net	(0.8)	0.1	(0.9)	(0.8)

Nonoperating expenses, net	40.3	33.6	96.2	82.9

INCOME (LOSS) BEFORE INCOME TAXES	(16.5)	7.6	(89.8)	4.9
INCOME TAX EXPENSE (BENEFIT)	(0.5)	4.7	(1.1)	2.2

NET INCOME (LOSS)	(16.0)	2.9	(88.7)	2.7
OTHER COMPREHENSIVE INCOME, NET OF TAX	3.6	12.2	9.1	18.5

COMPREHENSIVE INCOME (LOSS)	$(12.4)	$15.1	$(79.6)	$21.2

AVERAGE COMMON SHARES OUTSTANDING - BASIC	33,259	33,051	33,098	32,827
AVERAGE COMMON SHARES OUTSTANDING - DILUTED	33,259	33,995	33,098	33,755

EARNINGS (LOSS) PER SHARE - BASIC	$(0.48)	$0.09	$(2.68)	$0.08
EARNINGS (LOSS) PER SHARE - DILUTED	$(0.48)	$0.09	$(2.68)	$0.08

STATEMENTS OF CONSOLIDATED CASH FLOWS

YRC Worldwide Inc. and Subsidiaries

For the Nine Months Ended September 30

(Amounts in millions)

(Unaudited)

	2019	2018
OPERATING ACTIVITIES:
Net income (loss)	$(88.7)	$2.7
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	115.7	110.2
Lease amortization and accretion expense	124.7	—
Lease payments	(113.4)	—
Equity-based compensation and employee benefits expense	14.4	16.2
Non-union pension settlement charge	1.7	7.2
Gains (losses) on property disposals, net	(3.6)	7.3
Loss on extinguishment of debt	11.2	—
Impairment charges	8.2	—
Deferred income tax benefit, net	(2.3)	—
Other non-cash items, net	4.1	4.9
Changes in assets and liabilities, net:
Accounts receivable	(42.8)	(58.9)
Accounts payable	(3.1)	32.9
Other operating assets	0.6	3.1
Other operating liabilities	(13.3)	32.3

Net cash provided by operating activities	13.4	157.9

INVESTING ACTIVITIES:
Acquisition of property and equipment	(111.5)	(92.4)
Proceeds from disposal of property and equipment	9.9	4.9

Net cash used in investing activities	(101.6)	(87.5)

FINANCING ACTIVITIES:
Issuance of long-term debt, net of discounts	570.0	—
Repayment of long-term debt	(576.2)	(20.9)
Debt issuance costs	(11.1)	—
Payments for tax withheld on equity-based compensation	(0.8)	(2.0)

Net cash used in financing activities	(18.1)	(22.9)

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED AMOUNTS HELD IN ESCROW	(106.3)	47.5
CASH, CASH EQUIVALENTS AND RESTRICTED AMOUNTS HELD IN ESCROW, BEGINNING OF PERIOD	227.6	145.7

CASH, CASH EQUIVALENTS AND RESTRICTED AMOUNTS HELD IN ESCROW, END OF PERIOD	$121.3	$193.2

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$(77.8)	$(71.3)
Income tax payment, net	(2.6)	(3.7)

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Nine Months Ended September 30

(Amounts in millions)

(Unaudited)

SEGMENT INFORMATION

	Three Months			Nine Months
	2019	2018	%	2019	2018	%
Operating revenue:
YRC Freight	$803.2	$822.1	(2.3)	$2,347.8	$2,401.0	(2.2)
Regional Transportation	453.6	481.5	(5.8)	1,364.0	1,443.8	(5.5)
Other, net of eliminations	—	—		(0.1)	(0.2)

Consolidated	1,256.8	1,303.6	(3.6)	3,711.7	3,844.6	(3.5)
Operating income (loss):
YRC Freight	31.6	24.7		26.5	44.6
Regional Transportation	(4.1)	18.4		(8.5)	52.8
Corporate and other	(3.7)	(1.9)		(11.6)	(9.6)

Consolidated	$23.8	$41.2		$6.4	$87.8
Operating ratio (a):
YRC Freight	96.1%	97.0%		98.9%	98.1%
Regional Transportation	100.9%	96.2%		100.6%	96.3%
Consolidated	98.1%	96.8%		99.8%	97.7%

(a)

Operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing operating income by operating revenue or (iii) plus the result of dividing operating loss by operating revenue, and expressed as a percentage.

SUPPLEMENTAL INFORMATION: Total Debt

As of September 30, 2019	Par Value	Discount	Debt Issue Costs	Book Value
New Term Loan	$600.0	$(29.7)	$(11.0)	$559.3
ABL Facility	—	—	—	—
Secured Second A&R CDA	26.8	—	(0.1)	26.7
Unsecured Second A&R CDA	46.7	—	(0.2)	46.5
Lease financing obligations	232.8	—	(0.3)	232.5

Total debt	$906.3	$(29.7)	$(11.6)	$865.0

As of December 31, 2018	Par Value	Discount	Debt Issue Costs	Book Value
Prior Term Loan	$573.7	$(7.8)	$(6.5)	$559.4
ABL Facility	—	—	—	—
Secured Second A&R CDA	26.9	—	(0.1)	26.8
Unsecured Second A&R CDA	46.7	—	(0.2)	46.5
Lease financing obligations	242.7	—	(0.5)	242.2

Total debt	$890.0	$(7.8)	$(7.3)	$874.9

SUPPLEMENTAL INFORMATION: Liquidity
			September 30,	December 31,
			2019	2018
Cash and cash equivalents			$121.3	$227.6
Changes to restricted cash			—	(25.0)
Managed Accessibility (b)			28.8	1.2

Total Cash and cash equivalents and Managed Accessibility			$150.1	$203.8

(b)

Managed Accessibility represents the maximum amount we would access on the ABL Facility and is adjusted for eligible receivables plus eligible borrowing base cash measured for the applicable period. Based on the eligible receivable’s management uses to measure availability, which is 10% of the borrowing line, the credit agreement governing the ABL Facility permits adjustments from eligible borrowing base cash to restricted cash prior to the compliance measurement date which is 15 days from the period close.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Nine Months Ended September 30

(Amounts in millions)

(Unaudited)

	Three Months		Nine Months
	2019	2018	2019	2018
Reconciliation of net income (loss) to Adjusted EBITDA(a):
Net income (loss)	$(16.0)	$2.9	$(88.7)	$2.7
Interest expense, net	27.7	26.2	82.0	77.2
Income tax expense (benefit)	(0.5)	4.7	(1.1)	2.2
Depreciation and amortization	37.2	34.9	115.7	110.2

EBITDA	48.4	68.7	107.9	192.3
Adjustments for Term Loan Agreement:
(Gains) losses on property disposals, net	1.0	1.9	(3.6)	7.3
Property gains on certain disposals(b)	—	—	—	0.4
Non-cash reserve changes(c)	(2.0)	—	14.0	—
Impairment charges	—	—	8.2	—
Letter of credit expense	1.6	1.6	4.8	5.0
Permitted dispositions and other	0.1	(0.4)	(1.0)	0.3
Equity-based compensation expense	1.8	0.7	5.2	5.5
Loss on extinguishment of debt	11.2	—	11.2	—
Non-union pension settlement charge	1.7	7.2	1.7	7.2
Other, net(d)	0.2	0.9	2.3	1.2
Amounts subject to 10% threshold(e):
Nonrecurring consulting fees	1.9	2.0	6.2	5.2
Restructuring charges	(0.2)	0.5	0.3	1.7
Nonrecurring item (vendor bankruptcy)	(2.5)	—	1.2	—
Other, net(d)	2.1	1.1	6.4	4.6

Adjusted EBITDA pursuant to Prior Term Loan Agreement	65.3	84.2	164.8	230.7
Less:
Property gains on certain disposals(b)	—	—	—	(0.4)
Adjustments in excess of 10% threshold(e)	0.6	—	(1.5)	—

Adjusted EBITDA pursuant to New Term Loan Agreement	$65.9	$84.2	$163.3	$230.3

(a)	Certain reclassifications have been made to prior year to conform to current year presentation.
(b)

Certain property gains were added back in the calculation of Adjusted EBITDA pursuant to the Prior Term Loan Agreement which permitted gains from the sale of excess property with continuing operations. Under the New Term Loan Agreement, all gains attributable to property disposals must be deducted from Adjusted EBITDA.

(c)

Certain gains, losses, charges or expenses qualify for adjustment to EBITDA under more than one provision in the definition of “Consolidated EBITDA” of the New Term Loan Agreement (referred to herein as Adjusted EBITDA). The presentation of Adjusted EBITDA set forth above includes a modification to how certain gains, losses, charges or expenses were categorized in the presentation of Adjusted EBITDA furnished in our Current Report on Form 8-K filed on September 11, 2019. The Company has updated the presentation to reflect the net non-cash reserve charge for union and nonunion vacation (which includes the impact of the New NMFA for the one week of restored vacation), with such non-cash reserve adjustment to be reduced by cash charges in a future period when paid.

(d)	As required under both our Prior Term Loan Agreement and New Term Loan Agreement, Other, net shown above consists of the impact of certain items to be included in Adjusted EBITDA.
(e)

Pursuant to the New Term Loan Agreement, Adjusted EBITDA limits certain adjustments in aggregate to 10% of the trailing-twelve-month consolidated Adjusted EBITDA, prior to the inclusion of amounts subject to the 10% threshold, for each period ending. Such adjustments include, but are not limited to, restructuring charges, integration costs, severance, and non-recurring charges.

	Three Months		Nine Months
Adjusted EBITDA by segment:	2019	2018	2019	2018
YRC Freight	$52.8	$48.6	$116.8	$124.8
Regional Transportation	13.3	35.7	47.4	105.1
Corporate and other	(0.2)	(0.1)	(0.9)	0.4

Adjusted EBITDA	$65.9	$84.2	$163.3	$230.3

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Nine Months Ended September 30

(Amounts in millions)

(Unaudited)

	Three Months		Nine Months
YRC Freight segment	2019	2018	2019	2018
Reconciliation of operating income to Adjusted EBITDA(a):
Operating income	$31.6	$24.7	$26.5	$44.6
Depreciation and amortization	21.0	18.4	65.5	61.5
(Gains) losses on property disposals, net	0.1	1.6	(2.0)	6.1
Property gains on certain disposals (b)	—	—	—	0.4
Non-cash reserve changes(c)	(1.1)	—	9.2	—
Impairment charges	—	—	8.2	—
Letter of credit expense	1.0	1.0	3.0	3.1
Non-union pension and postretirement benefits	(0.1)	0.4	(0.5)	1.5
Other, net (d)	0.4	—	0.2	0.1
Amounts subject to 10% threshold (e):
Nonrecurring consulting fees	1.6	1.9	5.4	5.0
Restructuring charges	—	—	—	0.1
Nonrecurring item (vendor bankruptcy)	(2.5)	—	1.2	—
Other, net (d)	0.3	0.6	1.1	2.8

Adjusted EBITDA pursuant to Prior Term Loan Agreement	52.3	48.6	117.8	125.2
Less:
Property gains on certain disposals (b)	—	—	—	(0.4)
Adjustments in excess of 10% threshold (e)	0.5	—	(1.0)	—

Adjusted EBITDA pursuant to New Term Loan Agreement	$52.8	$48.6	$116.8	$124.8

	Three Months		Nine Months
Regional Transportation segment	2019	2018	2019	2018
Reconciliation of operating income (loss) to Adjusted EBITDA(a):
Operating income (loss)	$(4.1)	$18.4	$(8.5)	$52.8
Depreciation and amortization	15.8	16.2	49.3	48.4
(Gains) losses on property disposals, net	0.9	0.3	(1.6)	1.1
Non-cash reserve changes(c)	(1.1)	—	4.4	—
Letter of credit expense	0.5	0.6	1.6	1.7
Other, net (d)	(0.2)	—	(0.1)	0.1
Amounts subject to 10% threshold (e):
Nonrecurring consulting fees	0.3	—	0.8	—
Other, net (d)	1.2	0.2	1.7	1.0

Adjusted EBITDA pursuant to Prior Term Loan Agreement	13.3	35.7	47.6	105.1
Less:
Adjustments in excess of 10% threshold (e)	—	—	(0.2)	—

Adjusted EBITDA pursuant to New Term Loan Agreement	$13.3	$35.7	$47.4	$105.1

	Three Months		Nine Months
Corporate and other	2019	2018	2019	2018
Reconciliation of operating loss to Adjusted EBITDA(a):
Operating loss	$(3.7)	$(1.9)	$(11.6)	$(9.6)
Depreciation and amortization	0.4	0.2	0.9	0.3
Losses on property disposals, net	—	—	—	0.1
Letter of credit expense	0.1	0.1	0.2	0.2
Non-cash reserve changes(c)	0.2	—	0.4	—
Permitted dispositions and other	0.1	(0.4)	(1.0)	0.3
Non-union pension and postretirement benefits	(0.2)	(0.1)	(0.6)	(0.3)
Equity-based compensation expense	1.8	0.7	5.2	5.5
Other, net (d)	0.6	0.5	2.0	1.5
Amounts subject to 10% threshold (e):
Restructuring charges	(0.2)	0.5	0.3	1.6
Other, net (d)	0.6	0.3	3.6	0.8

Adjusted EBITDA pursuant to Prior Term Loan Agreement	(0.3)	(0.1)	(0.6)	0.4
Less:
Adjustments in excess of 10% threshold (e)	0.1	—	(0.3)	—

Adjusted EBITDA pursuant to New Term Loan Agreement	$(0.2)	$(0.1)	$(0.9)	$0.4

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Trailing Twelve Months Ended September 30

(Amounts in millions)

(Unaudited)

	2019	2018
Reconciliation of net loss to Adjusted EBITDA(a):
Net loss	$(71.2)	$(4.8)
Interest expense, net	109.3	102.9
Income tax expense (benefit)	7.8	(5.5)
Depreciation and amortization	153.2	146.9

EBITDA	199.1	239.5
Adjustments for Term Loan Agreement:
(Gains) losses on property disposals, net	(31.7)	3.7
Property gains on certain disposals(b)	29.3	0.4
Non-cash reserve changes(c)	14.0	—
Impairment charges	8.2	—
Letter of credit expense	6.4	6.7
Transaction costs related to issuances of debt	—	1.4
Permitted dispositions and other	(1.0)	0.4
Equity-based compensation expense	6.0	6.7
Loss on extinguishment of debt	11.2	—
Non-union pension settlement charge	5.4	14.8
Other, net (d)	1.2	0.8
Amounts subject to 10% threshold (e):
Nonrecurring consulting fees	8.7	5.2
Restructuring charges	0.9	2.3
Nonrecurring item (vendor bankruptcy)	5.5	—
Other, net (d)	8.4	7.3

Adjusted EBITDA pursuant to Prior Term Loan Agreement	271.6	289.2
Less:
Property gains on certain disposals(b)	(29.3)	(0.4)
Adjustments in excess of 10% threshold (e)	(1.5)	—

Adjusted EBITDA pursuant to New Term Loan Agreement	$240.8	$288.8

YRC Worldwide Inc.

Segment Statistics

Quarterly Comparison

	YRC Freight
	3Q19	3Q18	2Q19	Y/Y % (b)	Sequential % (b)
Workdays	63.5	63.0	63.5

LTL picked up revenue (in millions)	$740.2	$752.2	$738.7	(1.6)	0.2
LTL tonnage (in thousands)	1,230	1,270	1,227	(3.2)	0.2
LTL tonnage per day (in thousands)	19.36	20.17	19.33	(4.0)	0.2
LTL shipments (in thousands)	2,444	2,513	2,474	(2.7)	(1.2)
LTL shipments per day (in thousands)	38.49	39.88	38.96	(3.5)	(1.2)
LTL picked up revenue/cwt.	$30.10	$29.61	$30.09	1.7	0.0
LTL picked up revenue/cwt. (excl. FSC)	$26.59	$25.87	$26.45	2.8	0.5
LTL picked up revenue/shipment	$303	$299	$299	1.2	1.4
LTL picked up revenue/shipment (excl. FSC)	$268	$262	$262	2.3	2.0
LTL weight/shipment (in pounds)	1,006	1,011	992	(0.5)	1.4

Total picked up revenue (in millions)(a)	$794.7	$805.0	$791.5	(1.3)	0.4
Total tonnage (in thousands)	1,571	1,541	1,554	2.0	1.2
Total tonnage per day (in thousands)	24.75	24.46	24.46	1.2	1.2
Total shipments (in thousands)	2,483	2,547	2,511	(2.5)	(1.1)
Total shipments per day (in thousands)	39.10	40.43	39.54	(3.3)	(1.1)
Total revenue/cwt.	$25.29	$26.11	$25.47	(3.2)	(0.7)
Total revenue/cwt. (excl. FSC)	$22.41	$22.85	$22.45	(1.9)	(0.2)
Total revenue/shipment	$320	$316	$315	1.3	1.5
Total revenue/shipment (excl. FSC)	$284	$277	$278	2.6	2.1
Total weight/shipment (in pounds)	1,266	1,210	1,238	4.6	2.3

(a)	Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$803.2	$822.1	$800.8
Change in revenue deferral and other	(8.5)	(17.1)	(9.3)

Total picked up revenue	$794.7	$805.0	$791.5

	Regional Transportation
	3Q19	3Q18	2Q19	Y/Y % (b)	Sequential % (b)
Workdays	62.5	63.0	63.5

LTL picked up revenue (in millions)	$420.9	$443.5	$439.0	(5.1)	(4.1)
LTL tonnage (in thousands)	1,445	1,511	1,499	(4.4)	(3.6)
LTL tonnage per day (in thousands)	23.12	23.98	23.61	(3.6)	(2.1)
LTL shipments (in thousands)	2,304	2,417	2,383	(4.7)	(3.3)
LTL shipments per day (in thousands)	36.86	38.36	37.52	(3.9)	(1.8)
LTL picked up revenue/cwt.	$14.57	$14.68	$14.64	(0.8)	(0.5)
LTL picked up revenue/cwt. (excl. FSC)	$12.89	$12.89	$12.90	0.0	(0.1)
LTL picked up revenue/shipment	$183	$184	$184	(0.4)	(0.8)
LTL picked up revenue/shipment (excl. FSC)	$162	$161	$162	0.3	(0.4)
LTL weight/shipment (in pounds)	1,254	1,250	1,259	0.3	(0.3)

Total picked up revenue (in millions)(a)	$453.0	$481.3	$472.6	(5.9)	(4.1)
Total tonnage (in thousands)	1,769	1,891	1,838	(6.5)	(3.8)
Total tonnage per day (in thousands)	28.30	30.01	28.95	(5.7)	(2.3)
Total shipments (in thousands)	2,350	2,471	2,432	(4.9)	(3.3)
Total shipments per day (in thousands)	37.61	39.22	38.29	(4.1)	(1.8)
Total revenue/cwt.	$12.81	$12.73	$12.85	0.6	(0.4)
Total revenue/cwt. (excl. FSC)	$11.34	$11.19	$11.34	1.4	0.1
Total revenue/shipment	$193	$195	$194	(1.0)	(0.8)
Total revenue/shipment (excl. FSC)	$171	$171	$171	(0.3)	(0.4)
Total weight/shipment (in pounds)	1,505	1,530	1,512	(1.7)	(0.5)

(a)	Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$453.6	$481.5	$471.8
Change in revenue deferral and other	(0.6)	(0.2)	0.8

Total picked up revenue	$453.0	$481.3	$472.6

(a)	Does not equal financial statement revenue due to revenue adjustments for shipments in transit and the impact of other revenue for YRC Freight.
(b)	Percent change based on unrounded figures and not the rounded figures presented.

YRC Worldwide Inc.

Segment Statistics

YTD Comparison

	YRC Freight
	2019	2018	Y/Y % (b)
Workdays	190.0	190.5

LTL picked up revenue (in millions)	$2,167.2	$2,216.4	(2.2)
LTL tonnage (in thousands)	3,612	3,833	(5.8)
LTL tonnage per day (in thousands)	19.01	20.12	(5.5)
LTL shipments (in thousands)	7,216	7,558	(4.5)
LTL shipments per day (in thousands)	37.98	39.67	(4.3)
LTL picked up revenue/cwt.	$30.00	$28.91	3.8
LTL picked up revenue/cwt. (excl. FSC)	$26.46	$25.34	4.4
LTL picked up revenue/shipment	$300	$293	2.4
LTL picked up revenue/shipment (excl. FSC)	$265	$257	3.1
LTL weight/shipment (in pounds)	1,001	1,014	(1.3)

Total picked up revenue (in millions) (a)	$2,324.2	$2,373.6	(2.1)
Total tonnage (in thousands)	4,567	4,663	(2.0)
Total tonnage per day (in thousands)	24.04	24.48	(1.8)
Total shipments (in thousands)	7,325	7,664	(4.4)
Total shipments per day (in thousands)	38.55	40.23	(4.2)
Total picked up revenue/cwt.	$25.44	$25.45	(0.0)
Total picked up revenue/cwt. (excl. FSC)	$22.50	$22.33	0.8
Total picked up revenue/shipment	$317	$310	2.5
Total picked up revenue/shipment (excl. FSC)	$281	$272	3.3
Total weight/shipment (in pounds)	1,247	1,217	2.5

(a)	Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$2,347.8	$2,401.0
Change in revenue deferral and other	(23.6)	(27.4)

Total picked up revenue	$2,324.2	$2,373.6

	Regional Transportation
	2019	2018	Y/Y % (b)
Workdays	189.0	190.5

LTL picked up revenue (in millions)	$1,264.8	$1,327.6	(4.7)
LTL tonnage (in thousands)	4,332	4,612	(6.1)
LTL tonnage per day (in thousands)	22.92	24.21	(5.3)
LTL shipments (in thousands)	6,879	7,335	(6.2)
LTL shipments per day (in thousands)	36.40	38.50	(5.5)
LTL picked up revenue/cwt.	$14.60	$14.39	1.4
LTL picked up revenue/cwt. (excl. FSC)	$12.91	$12.66	1.9
LTL picked up revenue/shipment	$184	$181	1.6
LTL picked up revenue/shipment (excl. FSC)	$163	$159	2.1
LTL weight/shipment (in pounds)	1,259	1,258	0.1

Total picked up revenue (in millions) (a)	$1,364.0	$1,445.1	(5.6)
Total tonnage (in thousands)	5,332	5,806	(8.2)
Total tonnage per day (in thousands)	28.21	30.48	(7.4)
Total shipments (in thousands)	7,024	7,505	(6.4)
Total shipments per day (in thousands)	37.16	39.40	(5.7)
Total picked up revenue/cwt.	$12.79	$12.44	2.8
Total picked up revenue/cwt. (excl. FSC)	$11.31	$10.96	3.3
Total picked up revenue/shipment	$194	$193	0.9
Total picked up revenue/shipment (excl. FSC)	$172	$170	1.3
Total weight/shipment (in pounds)	1,518	1,547	(1.9)

(a)	Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$1,364.0	$1,443.8
Change in revenue deferral and other	0.0	1.3

Total picked up revenue	$1,364.0	$1,445.1

(a)	Does not equal financial statement revenue due to revenue adjustments for shipments in transit and the impact of other revenue for YRC Freight.
(b)	Percent change based on unrounded figures and not the rounded figures presented.